Exhibit 6(a)
                                    AGREEMENT


THIS AGREEMENT MADE EFFECTIVE AND EXECUTED AS OF JULY 29,1999 (the "Effective Date").

BETWEEN:

                  E-Bidd.com, INC.

                  Suite 980
1500 West Georgia Street
Vancouver, BC
Canada V6G 2Z6
("E-BIDD")
AND:
Laurier Limited.

                  Suite E, Regal House
                  Gibraltar
                  ("LAURIER")
WHEREAS:
A.             E-BIDD is in the business of online auctions;

B. LAURIER is a company who holds certain rights to certain software code that they wish to sell to E- Bidd (the "Transaction");

C. E-BIDD and LAURIER agree that this Agreement will constitute a binding agreement upon them in respect of the Transaction, such to be on the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") each with the other as follows:

I .            Rei)resentations And Warranties

1.1 LAURIER represents and warrants to E-BIDD that LAURIER has good and sufficient right and authority to enter into this Agreement and carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement upon LAURIER enforceable against it in accordance with its terms and conditions.


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



1.2 E-BIDD represents and warrants to LAURIER that E-BIDD has good and sufficient right and authority to enter into this Agreement and carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement upon E-BIDD enforceable against it in accordance with its terms and conditions.

2. Software Riehts Purchase

2.1 The parties agree that, subject to the terms and conditions of this Agreement, LAURIER will sell the worlv,,ide exclusive rights to the software described substantially in Appendix A and Appendix B ("the Software") to E-BIDD for 10,000,000 144 restricted shares of E-BIDD ("the Purchase Price").

2.2 The worldwide rights to the software will be for a period of 20 years.

3. General

3.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement.

3.2 This Agreement constitutes the entire agreement between the parties hereto in respect of the matters referred to herein.

3.3 The parties hereto shall execute and deliver all such further documents and do all such acts as any party may, either before or after the execution of this Agreement, reasonably require of the other in order that the full intent and meaning of this Agreement is carried out.

3.4 No amendment or interpretation of this Agreement shall be binding upon the parties hereto unless such amendment or interpretation is in written form executed by all of the parties to this Agreement.

3.5 Any notice or other communication of any kind whatsoever to be given under this Agreement shall be in writing and shall be delivered by hand, email or by fax to the parties at:

E-Bidd.com, Inc.
Suite 980 -1500
West Georgia Street Vancouver, BC Canada V6G 2Z6
         Attention:
         Ray Mathews Fax: (604) 806 0223
         Laurier Limited Suite E,
         Regal House Gibraltar
         Attention:
         A. Barcio   Fax: Oll 350 78800
or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph.

3.6 This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

3.7 This Agreement shall be governed by the laws of Washington State applicable therein, and the parties hereby attorn to thejurisdiction of the Courts of Washington State.

3.8 This Agreement may be signed by fax and in counterpart.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals effective as of the Effective Date first above written.

          SIGNED, SEALED AND DELIVERED BY E-BIDD.COM, INC. per:
          Name of Signatory:
          -Title of Signatory:

DELIVERED BY LAURIER LMTED per:

         SIGNED, SEALED AND
Name of Signatory:
-Title of Signatory:






                                   Appendix A



Technology

Auction Software

For Buyers

Easy registration, password lookup, and a members area that features auction tracking, purchase history, email options, custom searches, and contact info update.

For Sellers

Online auction and store managers linked together, featuring one step item entry, image upload, auction relisting, auction saving, sales and bidding history, editing, multiple item upload, and many more time saving tools. Each seller has a home page on the auction site created in the online manager.

For Site Owners

You can run any auction site without ever leaving your browser.
Complete accounting, seller management, an online file manager, newsletters and much more. Automated processes that run in the

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



background take care of updating your site on a regular basis.

Site Manager

           o The Site Manager is an online tool for the administrator of an auction site. The Site Manager is very complete, and allows an entire auction site to be managed from a browser if you wish.

           o The Setup Checklist and Instruction will guide you through the areas of the site which need to be configured by you.

           o The Site Setup section controls all of the options that you will use to configure your site. Set the colors used in making pages, your fees and percentages, and add and remove features in this section.

           o The Accounting section is the place to view sales reports, issue credits, log seller payments, send bills, and more

           o Send newsletters to your bidders and sellers.

           o Resources to get helpful tools and information to maintain your website. Q & A available in the Site Owners Forum.

           o Includes the File Manager is a browser based FTP program. In the File Manager you can make quick changes or setup your site completely. You may view, edit, delete, rename and upload new files, and also navigate through all of the directories of your site.

                                   Appendix B

Ad Serving Management Software

Cache Busting Technology

Our Ad Serving Code utilizes JavaScript, which allows the administrative site to dynamically write to clients HTML pages, giving the ads a new "cache number" each time a page is loaded. This technology will void any image caching the end user may be using and can effectively increase ad inventory of the client's site.




Integration

The Ad Serving Software has been coded with integration in mind. Our software can be integrated into other banner exchanges. This is an integral feature, as ad auctioning rivals get a great deal of their sales (and ad inventory) from banner exchange sites. Instead of a client inserting the typical image and link code onto their site, the client will place our scripts, creating "two layers" of banner exchanging.



This ability will allow us to easily audit statistics and keep track of how the site is showing the buyer's banners. This will also allow us to compare statistics with the seller's site and make sure there aren't any discrepancies, ultimately creating a very strong and fair way of reporting ad campaign statistics.


Advanced Tracking, Fraud Busting and Statistics

The Ad Serving Software keeps a wide range of important statistics. This will ensure that the banners are not being requested en mass from the same IP number (same person), that the times and dates of banner requests from IP numbers are appropriate.



The software makes it increasingly difficult to engineer a site to get more click-throughs or exposures than they deserve.



Control

The seller of banners (web publisher) will be able to easily verify the validity of a buyer's banner to make sure it is appropriate for their site. The web publisher will be able to reject a banner if they deem it to be inappropriate.



Relevant statistics will be available for the ad buyer, seller and the administrators.






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



Customized Profiles

The software features customized profiles for buyers and sellers, allowing them to "get to know each other" a little better before deciding on a sale.



Multiple Ads

The software has the ability for the buyer to display multiple banners per campaign, and compare the statistics of the banners to each other. This allows buyers to decide which type of advertisement is working best for them.



Advanced Email Manager

Future advancements to the software will include a fully integrated email manager, allowing for announcement lists for clients, and to notify the user base of important changes, deals, and features.



Server Technology

  E-bidd.com will be running the ad serving software on a dedicated server, allowing for maximum load usage and bandwidth. The software was created in Perl and the webserver will be running Apache with Mod-Perl. Apache is the most popular webserver on the Internet, with over 60% of all websites running Apache. It is efficient, popular, and secure. Mod - Perl is an extension for Apache that allows it to "cache" Perl CGI files. This will allow our Perl scripts to execute 20-50% faster, greatly decreasing the load on the host server.


  Scaleable Database Technology

  We are using mySQL as a database server. (SQL = Structured Query Language) SOL is the most widely used database language in the world, with the portability of Perl scripts to accessing mySQL, we will be able to change over to a more extensive database solution if the need arises.


  Security

  E-Bidd.com will provides the server with maximum security. For Credit Card transactions, we will be using Apache's SSL layers. E-Bidd.com will also be utilizing an established merchant account solution for Internet Based commerce transactions.



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